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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)  July 24, 1998

                              MATTSON TECHNOLOGY, INC.
               (Exact name of registrant as specified in its charter)

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             Delaware                   0-21970              77-0208119
 (State or other jurisdiction      (Commission File         (IRS Employer
       of incorporation)                Number)          Identification No.)

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                             3550 West Warren Avenue
                             Fremont, California 94538
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code   (510)  657-5900

           (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

     On July 24, 1998 (the "Closing Date"), Mattson Technology, Inc. (the "Company") completed its acquisition of Concept Systems Design, Inc. ("Concept") through the merger (the "Merger") of a wholly-owned subsidiary, Concept Acquisition Corporation ("Sub"), with and into Concept, pursuant to an Agreement and Plan of Reorganization dated as of July 10, 1998 (the "Agreement"), among Mattson, Sub and Concept.

     The Merger will be recorded as a purchase for accounting purposes, and the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair market values on the date of acquisition. The amounts allocated to in -process technology, which are presently being determined, will be expensed.

     Under the terms of the Agreement, each share of Concept Common Stock issued and outstanding and held by the former shareholders of Concept (the "Concept Shareholders") was converted into the right to receive one-third of a share of Mattson Common Stock. Of the 895,138 shares of Mattson Common Stock to be issued in connection with the Merger (the "Mattson Shares"), 89,514 shares, will be held in escrow for one year as security against breaches by Concept of the representations, warranties and covenants made under the Agreement. Notwithstanding the foregoing, an aggregate of 100,000 shares from the Mattson Shares otherwise issuable to the shareholders of Concept as a result of the Merger shall not be issued initially and shall only be issued if Concept achieves net revenues of $16,667,000 based upon generally accepted accounting principles (the "Concept Revenue Milestone") during the first twenty-four (24) full calendar months following the Closing Date (the "Measurement Period"). In addition, up to 447,569 additional shares of Mattson Common Stock may be issued by the Company to the Concept Shareholders at the end of the Measurement Period if the Concept Revenue Milestone is met and the Company's closing share price for its Common Stock (as reported by the Wall Street Journal and as adjusted by stock splits, stock dividends and the like) does not reach at least $12 per share for any consecutive ten (10) day trading period during the Measurement Period.

     A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

     (a) It is impracticable to provide the audited financial statements of Concept for the periods required at the date of this report. The Company intends to file such financial statements as soon as they become available and in any event not later than October 7, 1998, if the Commission has not waived such requirement prior to such date.

     (b) It is impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X at the date of this report.


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     (c)  Exhibits

Exhibit No.         Description
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2.1                 Agreement and Plan of Reorganization among Mattson, Sub
                    and Concept dated as of July 10, 1998.

99.1 Registrant's Press Release dated August 4, 1998 announcing the consummation of the Merger.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MATTSON TECHNOLOGY, INC..



Date:  August 4, 1998                  By: /s/ Richard Mora
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                                           Richard Mora
                                           Vice President of Finance and Chief
                                           Financial Officer


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                                    EXHIBIT INDEX


   Exhibit No.                          Description
   -----------                          -----------
       2.1 Agreement and Plan of Reorganization among Mattson, Sub and Concept dated as of July 10, 1998.

       99.1 Registrant's Press Release dated August 4, 1998 announcing the consummation of the Merger.